United States

Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2009

Breezer Ventures Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-129229	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

202-351 No. 13 Mai zidian zao ying bei li, Chaoyang District, Beijing, 100024

(Address of principal executive offices with zip code)

011-852-131-4607-6574

(Registrant's telephone number, including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 452 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

_______________________________________________________________________________________________________________________________________________

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2009, Wei Xue Feng resigned as President, Chief Executive Officer, Secretary, and Treasurer of the Company and Xianbing Li resigned as the Company's chief financial officer. Wei Xue Feng's and Xianbing Li's resignation is effective as of January 31, 2009. On January 30, 2009, Huaiqian Zhang was appointed as the Company's President, Chief Executive Officer, Principal Accounting Officer, Secretary and Treasurer effective as of February 3, 2009.

In addition thereto, on January 30, 2009, Wei Xue Feng and Xianbing Li resigned as the Company's directors and appointed Huaiqian Zhang to fill the vacancy result there from with immediate effect. As a result, the Board of Directors now consist solely of Huaiqian Zhang.

In 2006, Mr.Zhang graduated from University of Yantai in China with degree in law. In 2006, Mr. Zhang worked at the People's court of Jilin in Chang Chun, China. In 2007, Mr. Zhang was an intellectual property rights consultant for Shanghai ZhongShan Group in Shanghai, China. In 2007, Mr. Zhang was a corporation law consultant for Shangahi Aoyin Group in Shanghai, China. Presently, Mr. Zhang is purusing a master's degree in criminal law at the University of Shanghai.

There are no family relationships between Mr. Zhang and any of the previous executive officers or directors of the Company. There have been no transactions during the Company's last two fiscal years, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Zhang had, or will have, a direct or indirect material interest.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Registrant: Breezer Ventures Inc.

Signed: /s/ Wei Xue Feng

Name: Wei Xue Feng

Title: President and Chief Executive Officer

Date: February 2, 2009